EXHIBIT 4.7

                AMENDMENT TO NON-QUALIFIED STOCK OPTION AGREEMENT


         WHEREAS, CTB International Corp. (hereafter "CTB") and
______________________________ (hereafter "Optionee"), hereby agree to amend the Non-Qualified Stock Option Agreement dated January 4, 1996, as follows:

         1. Annex I of the Agreement entitled "Performance Targets" is hereby deleted in its entirety and replaced with the attached Annex I.

         IN WITNESS WHEREOF the parties have executed this Amendment to the Non-Qualified Stock Option Agreement on _________________________, 1999.


CTB INTERNATIONAL CORP.                     OPTIONEE


By:__________________________               _______________________________

Title:_______________________


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                                     ANNEX I

                               Performance Targets
                               (in millions of $)


         For Fiscal                                                  Cumulative
         Year Ending                        EBITDA                     EBITDA
         December 31                        Target                     Target

              1996                          $21.6                       $21.6

              1997                          $28.7                       $50.3

              1998                          $33.3                       $83.6

              1999                          $41.9                      $125.5

              2000                          $47.9                      $173.4